SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2000

Compaq Computer Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant’s telephone number, including area code)

(Former name or Former Address, if Changed Since Last Report)

ITEM 5.	Other Events.

In a release dated April 25, 2000, Compaq Computer Corporation (NYSE: CPQ) announced first quarter 2000 net income of $325 million, or $0.19 per diluted common share, compared with $281 million, or $0.16 per diluted common share, in the year-earlier period. Earnings per diluted common share were $0.16, adjusted for a net after-tax gain of $44 million related to Compaq’s strategic investment portfolio. Worldwide revenue was $9.51 billion for the quarter ended March 31, 2000, an increase of 1 percent year over year. In constant currency, revenue increased 4 percent year over year. The news release is attached as Exhibit 99.

ITEM 7.  Exhibits.

Exhibit 99  News Release dated April 25, 2000 is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

By:	/s/ LINDA S. AUWERS

Linda S. Auwers
Vice President, Associate General
Counsel and Secretary

Dated: April 25, 2000